UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 7, 2023
EMBARK TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39881 (Commission File Number)	86-3343695 (I.R.S. Employer Identification No.)
321 Alabama Street
San Francisco, CA 94110
(Address of principal executive offices, including zip code)
(415) 671-9628
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EMBK	The Nasdaq Global Market

Warrants to purchase 1/20th share of Class A common stock, each at an exercise price of $11.50 per share	EMBKW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Certain Officers

On March 1, 2023, Stephen Houghton and Embark Trucks, Inc. (the “Company”) reached an agreement regarding Mr. Houghton’s resignation from his position as the Company’s Chief Operating Officer effective March 10, 2023 (“Separation Date”). In connection with his resignation, the Company has entered into a letter agreement with Mr. Houghton, dated as of March 1, 2023 (the “Houghton Agreement”). Under the Houghton Agreement, the separation benefits provisions set forth in Mr. Houghton’s offer letter have been amended such he will receive (i) a cash amount equal to $182,500 payable in a lump sum, (ii) an additional cash amount of $73,000 (representing 50% of Mr. Houghton’s anticipated 2023 target bonus), payable in a lump sum, (iii) reimbursement of insurance premiums to continue Mr. Houghton’s existing health benefits for six months following the Separation Date. Mr. Houghton’s departure is not related to any disagreement with the Company or the registrant on any matter relating to the registrant’s operations, policies or practices.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embark Technology, Inc.

Date: March 7, 2023	By:	/s/ Richard Hawwa
	Name:	Richard Hawwa
	Title:	Chief Financial Officer